                                                                   EXHIBIT 10.22

                       DESIGN AND CONSTRUCTION CONTRACT
                       -------------------------------


     THIS DESIGN AND CONSTRUCTION CONTRACT ("Agreement") is made and entered into this 30th day of March, 1998, by and between E-Tek Dynamics, Inc., a California corporation, ("Owner") and Rudolph and Sletten, Inc., a California corporation ("Contractor").

     1. Contractor agrees, for the consideration and under the terms and conditions set forth herein, to furnish and transport all necessary design services, labor, tools, materials, supplies, plans, drawings, blueprints, specifications, permits and inspections required to perform and completely finish in a workmanlike manner to the satisfaction and approval of Owner, free of any and all liens and claims of laborers, artisans, materialmen, suppliers and subcontractors (collectively, "Subcontractors"), and strictly in conformity in all respects with all applicable laws, ordinances, rules and regulations, the work as described in Exhibit A attached hereto (the "Work") at those premises described as 1865, 1875 and 1885 Lundy Avenue, San Jose, California (the "Premises"). The Work shall be done and furnished in accordance with the drawings, descriptions, plans, blueprints and specifications described on Exhibit A, all of which (including any amendments thereto) shall be subject to Owner's approval. Contractor shall retain its ownership rights in the Exhibit A items; however, Owner is granted a perpetual nonexclusive license to use such Exhibit A items for any purpose, other than to duplicate the Work for another project. Contractor shall provide Owner upon request with one full copy set of all Exhibit A items.

     2. a. Owner shall be free at all times during the term of this Agreement to make any additions to, alterations of, deviations from, or deletions of, the Work ("Changes"), and any such Change(s) shall in no way affect or make void this Agreement. No Change shall be authorized until Owner signs a Change Order Form supplied by Contractor. Such form shall specify the proposed Change, its dollar amount, and any modifications of scheduled completion dates.

      b. Any Change(s) that decrease Contractor's (or its agents') cost of the Work shall be evaluated on a lump-sum basis and such cost shall be deducted from the Price (as defined in Paragraph 4, below).

      c. Any Change(s) that increase Contractor's (or its agents') cost of the Work shall be evaluated, at Owner's option, on either (i) a lump-sum basis, the amount thereof to be agreed upon in writing before execution of such Change(s), or (ii) on a cost-plus basis (i.e., on the basis of Actual Cost, as defined below, plus 3.304% of the Actual Cost as a Contractors fee (2.6%) and for liability insurance (0.704%), plus 2% of the design fee (as defined in Exhibit
C) for design/build insurance). Any such proposed Change(s) shall be subject to Contractor's consent, which shall not be unreasonably withheld. The amount thereof shall be added to the Price.

     3. Contractor shall commence the Work on April 14, 1998, shall perform the Work as promptly as possible pursuant to the schedule set forth in Exhibit B attached hereto, and shall complete the entire Work, with the Premises fully ready for intended use, by no later than November 2, 1998.

     4. a. Owner agrees, in full consideration of the performance of this Agreement by Contractor, to pay Contractor in accordance with the rates, fees, Guaranteed Maximum Amounts, and other conditions on Exhibit C attached hereto, subject to additions, deductions and offsets allowed by this Agreement (the "Price"), in the following manner:

          (i) By the tenth day of each calendar month during the term of this Agreement, Contractor shall present Owner with a Requisition for Payment ("RFP"), which shall include a schedule of values for all work provided by or through Contractor, and accepted by Owner, during the preceding month, along with all supporting information, including paid bills, statements of account, payroll records and, if requested by Owner, a release of liens from the Owner and all Subcontractors. Contractor shall also include with each RFP a Project Cost Status Report. This report and the RFP shall be in forms approved by Owner.

          (ii) Within ten days of receiving and approving the RFP, Owner shall pay to Contractor ninety percent of the value of the services and material provided and furnished during such preceding month.

          (iii) Any balance of the Price shall be paid to Contractor within thirty days of Contractor's completion, and Owner's acceptance, of the Work.

      b. For purposes of this Agreement, "Actual Cost" shall mean all verifiable expenditures for materials, supplies and labor furnished by or through Contractor, but shall not include any allowance for overhead or general expenses, such as office expense, cost of equipment, insurance premiums, or general supervision. Owner shall have reasonable audit rights to inspect and copy all books and records in Contractor's (and/or its agents') custody, possession or control to evaluate and verify, among other things, the cost of the Work. Any such audits shall be at Owner's expense, however, in the event an audit reveals that the cost of work claimed by Contractor is more than three percent above Actual Cost, then Contractor shall pay the audit costs.

      c. As a condition precedent to Contractor's right to receive any payment under this Agreement, Contractor shall discharge and release the Premises from any and all claims or liens, in a form satisfactory to Owner, that may have accrued in connection with this Agreement; or, at Owner's option, Owner shall discharge any and all such liens and claims and deduct all costs thereof from the Price.

      d. Owner reserves the right to make payments to Contractor in the form of checks payable jointly to Contractor and to any of its Subcontractors that might have the right to assert a claim or lien against the Premises.

     5. a. At Owner's option, all Work (including materials), or any part thereof, that is not reasonably satisfactory to Owner, and/or not done/furnished in accordance with Exhibit A, shall either be (i) immediately taken down, removed and replaced by Contractor with work and/or material of a quality approved by Owner, without any additional compensation to Contractor, or, (ii) removed by or through Owner, and corrected or replaced as Owner may elect, and Contractor shall be obligated to pay to Owner all expenses so incurred either, at Owner's option, by direct payment to Owner or by Owner deducting such expenses from the Price.

      b. Owner shall exercise reasonable care to discover any labor or materials that are not satisfactory to it, or that are not in accordance with Exhibit A, and to promptly report the same to Contractor. Notwithstanding the foregoing, in no event shall Contractor be relieved of responsibility for any consequence of any unsatisfactory Work or any negligence and/or misconduct of Contractor or its agents.

     6. Except where covered by any builders' all-risk insurance, Owner will not in any manner be answerable or accountable for any loss or damage to the Work (including materials), or any part thereof, before its full completion by Contractor and acceptance by Owner. Contractor shall at all times keep the job site and surrounding area clean, safe and orderly, and shall comply with all health and safety laws, rules and regulations. At the completion of the Work, the job site will be left by Contractor in a broom-clean condition.

     7. Contractor warrants that the Work will be complete, free from faulty materials and workmanship, and fit for the intended purpose. Upon receiving notification from Owner, Contractor shall, at Owner's option and without cost to Owner, promptly remedy, repair or replace to Owner's satisfaction any and all defects, damages or imperfections appearing in the Work within a period of twelve months after Contractor's completion, and Owner's acceptance, of the Work. Should Contractor fail or refuse to honor its warranty, then Owner shall have the option, by itself or through third parties, to remedy, repair or replace any defects, damages or imperfections, and Contractor shall be responsible for the costs and expenses associated therewith.

     8. Contractor shall indemnify, defend and save harmless Owner and its affiliates and agents, and each of them, from and against (i) any and all claims, damages, expenses and liabilities relating to, among other things, alleged or actual injury to or death of any persons (including employees and agents of Contractor and/or Subcontractor(s) and employees, agents, tenants and invitees of Owner), and/or alleged or actual damage to or destruction of property, and/or disruption of business, arising out of or relating to the Work, and (ii) all penalties and fines imposed on account of any violations of any applicable laws, rules or regulations, and all resulting damages, relating to this Agreement. Notwithstanding the foregoing, Contractor shall not be liable for damages directly caused by the presence on the job site of pollutants, gaseous emissions, asbestos, or hazardous and/or toxic substances, whether subsurface or otherwise, unless caused by the negligence, omission or misconduct of Contractor.

     9. If Contractor at any time during the progress of the Work refuses or neglects to supply sufficient services, materials and/or labor to continue with the Work for more than three days after having been notified in writing by Owner to furnish them, Owner shall have the option to furnish and provide such services, materials and labor as are necessary to finish the Work, and the expense thereof shall be deducted from the Price. If such expense exceeds the unpaid amount owing to Contractor, then Contractor shall pay to Owner the difference.

     10. Contractor hereby declares that it is engaged in an independent business, and agrees to perform the Work as an independent contractor and not as the employee, agent or servant of Owner. Contractor has and hereby retains the right to exercise full control and supervision of the Work and full control over the employment, direction, selection, compensation and discharge of all persons assisting in the Work. Contractor shall maintain continuously during the term of this Agreement, at its own expense, adequate disability, unemployment and other insurance, workers' compensation, and similar items for itself and for its employees, agents and Subcontractors. Contractor shall deliver to E-Tek upon request certificates of insurance evidencing such coverage. Contractor agrees to be solely responsible for all matters relating to payment of its employees, agents and Subcontractors, and for its own acts and those of its employees, agents and Subcontractors.

     11. Contractor hereby warrants that it is licensed by, and in good standing with, the California Contractors' State License Board.

     12. Contractor shall maintain continuously during the term of this Agreement, at its own expense, a comprehensive general liability insurance policy that names E-Tek as a loss payee thereunder in the amount of at least $1 million per occurrence. This policy shall provide for thirty days notice to E-Tek of the cancellation or material modification thereof. Contractor shall deliver to E-Tek upon request certificates of insurance evidencing such coverage.

     13. Owner may terminate this Agreement upon written notice to Contractor if Contractor commits a material breach of this Agreement and fails to cure the same within five days of its receipt of written notice of such breach. Owner may terminate this Agreement immediately upon written notice in the event of an irremediable material breach by Contractor, or upon Contractor's cessation of business, election to dissolve, dissolution, insolvency, assignment for the benefit of creditors or filing of bankruptcy, or upon the appointment of a receiver to Contractor's business

     14. Time is of the essence of this Agreement.

     15. Each party agrees that any statute, rule or doctrine regarding the interpretation of contracts against a particular party shall not apply to this Agreement.

     16. As a condition precedent to the formation of this Agreement, and to any rights and obligations hereunder, consent and approval must be granted from all applicable government agencies for the proposed Work and to all related tracings, drawings, plans, blueprints and specifications, and to amendments thereto.

     17. Any dispute, claim or controversy arising from or relating to this Agreement that the parties cannot settle informally shall be subject to mediation under the Construction Industry Mediation Rules of the American Arbitration Association ("AAA"). Mediation shall be initiated by either party upon written notice, and shall commence within fifteen days thereafter. If the dispute is not so resolved, then any party may submit the matter to binding arbitration by, and under the commercial arbitration rules of, the AAA; provided, that such party must have first attempted in good faith to informally resolve such dispute. Any such arbitration shall be conducted in San Jose, California, by one arbitrator selected by the parties. If the parties cannot so agree, then the AAA shall select the arbitrator. Any controversy of whether an issue is arbitratable shall be determined by the arbitrator, but such arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The arbitrator shall be able to decree any and all relief, subject to the limitations on liability and other terms provided in this Agreement. The decree or judgment of an award rendered by the arbitrator shall be conclusive and binding, and may be entered in any court having jurisdiction. The parties may engage in reasonable discovery, and the arbitrator may decide all discovery disputes. The fees and expenses of the arbitrator shall initially be split evenly between the parties, and each party shall initially bear its own costs in any arbitration proceeding; provided, that the arbitrator shall award the prevailing party its reasonable attorneys' fees and costs (including the fees and expenses of the arbitration) incurred therein. The institution and maintenance of any civil action for judicial relief or for a provisional or ancillary remedy shall not constitute a waiver of the right of either party to submit the dispute to arbitration.

     18. If any term or provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision shall be valid to the fullest extent permitted by law.

     19. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any and all prior and contemporaneous agreements, representations and understandings. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party to be charged.

     20. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective representatives, successors and permitted assigns; provided, however, that Contractor shall have no right to transfer or assign any rights or obligations under this Agreement without first obtaining Owner's written consent. Any attempted assignment in violation of this provision shall be void.

     21. Contractor shall execute and deliver such other and further documents, and perform such other acts, as are or may become necessary or convenient to effectuate and carry out the intent and purposes of this Agreement.

     22. Owner shall reasonably cooperate with Contractor by providing the Work's general design objectives, constraints and criteria. Owner shall designate a representative authorized to act on Owner's behalf with respect to the Work. To help prevent delays in the Work, Owner or such authorized representative shall, when required and with reasonable promptness, furnish information and documents, review documents submitted by Contractor and render decisions.

     23. Any notice required or permitted to be given hereunder shall be in writing, unless otherwise provided herein, shall be delivered either by overnight mail or by facsimile, and shall be addressed as follows:

     If to Contractor:               If to Owner:

     Rudolph & Sletten, Inc.         E-Tek Dynamics, Inc.
     989 E. Hillsdale Blvd.          1885 Lundy Avenue
     Suite 100                       San Jose, CA 95131
     Foster City, CA 94404           Attn.: Legal Department
     Attn.: Carlie Hernandez         Fax: 408.954.5918
     Fax: 650.345.5684

     Any notice given as aforesaid shall be deemed to have been effectively given and received (i) if sent by overnight mail, on the date of such delivery, or, (ii) if sent by facsimile, on the date of transmission. Either party may change its address of service by written notice given as provided above.

     IN WITNESS WHEREOF, Owner and Contractor have each executed this Agreement as of the date first above written.

     OWNER:                                 CONTRACTOR:

     E-Tek Dynamics, Inc.                   Rudolph and Sletten, Inc.

  By: __________________                By: __________________
      __________________                    __________________
      __________________                    __________________
      [Print Name and Title]                [Print Name and Title]

                                   Exhibit A
                                   ---------

Following is a description of the scope of Work. Its scope will be revised by E-Tek each time a construction design phase reaches 80% drawing completion.

     PROJECT DESCRIPTION:
     --------------------
     Subject to the terms of the Agreement, the Work will include the following. In general, all finishes, restrooms, HVAC (excluding rooftop equipment) will be renovated. Reference attached drawings:

     1.  Renovation of 1865, first floor, approximately 30,000 square feet.
         .  All work to be performed as part of Phase I.
         . Space to include lab and manufacturing areas with a small amount of administration space.
         .  Reference WHL Construction Documents dated 5/7/98.
     2.  Renovation of 1875, first floor, approximately 30,000 square feet.
         . Renovation to occur in two phases included in Phase II and III. Coating area to be constructed while occupied.
         . Primary functions are labs, shipping/receiving, materials space, and a large Cafeteria (no service).
     3.  Renovation of 1875, second floor, approximately 30,000 square feet.
         . Renovation to occur in one phase included in Phase II. Area will be partially occupied during construction.
         .  Area includes office and materials area.
     4.  Renovation of 1885, first floor, approximately 30,000 square feet.
 .  Renovation will occur in three phases included in Phase I, Phase II, Phase
   III and Phase IV
 .  Area includes manufacturing. Additional HVAC rooftop equipment will be needed to support additional loads.
 .  For Coupler/Component area reference WHL Construction Documents dated 5/7/98.
     5.  Renovation of 1885, second floor, approximately 30,000 square feet.
 .  Area will be in several phases as sub-tenant move out. Work will be included in Phase I, Phase II, III and V.
         .  Area includes offices, materials area and training rooms.

                                   Exhibit B
                                   ---------

          The parties hereby incorporate the terms of that certain May 6, 1998 E-Tek Dynamics, Inc. Campus Renovation Master Schedule by Rudolph & Sletten, Inc., Job No. 2375.

                 AMENDMENT TO DESIGN AND CONSTRUCTION CONTRACT
                 ---------------------------------------------

     THIS AMENDMENT TO DESIGN AND CONSTRUCTION CONTRACT ("Amendment") is made and entered into this 15th day of July, 1998, by and between E-Tek Dynamics, Inc., a California corporation, and Randolph & Sletten, Inc., a California corporation.

                             W I T N E S S E T H
                             - - - - - - - - - -

     WHEREAS, the parties entered into that March 30, 1998 Design and Construction Contract ("Agreement"), and now wish to amend the same on the terms and conditions set forth herein.

     NOW, THEREFORE, for valuable consideration, the parties agree as follows.

                              A G R E E M E N T
                              - - - - - - - - -

     1. Amendments.
        -----------

     This will confirm that the drawings of the following items of the Agreement's Exhibit A - Description of the Scope of Work - are eighty percent or more completed, and that the attached Phase 1 - Guaranteed Maximum Price sets forth the maximum amounts payable to Contractor for the corresponding projects/phases.

          A. Renovation of 1865, first floor, approximately 30,000 square feet.
          .   Space to include lab and manufacturing areas with a small amount of administration space.
          .   Reference WHL Construction Documents dated 5/07/98 WHL Project
              #98132
          B. Renovation of 1885, first floor, Coupler/Components area, approximately 9,000 square feet.
          .   Area includes manufacturing with small lab support and
              gas/chemical area.
          .   For Coupler/Component area reference WHL Construction Documents dated 5/7/98 WHL Project #98124.10
          C. Renovation of 1885, second floor, WDM area, approximately 4,600 square feet.
          .   Area includes manufacturing only.
          .   Reference WHL Construction Drawings dated 4/22/98, WHL project
              #98124.0

     2. Interpretation; Remainder of Agreement. Capitalized words and terms are
        ---------------------------------------
used in this Agreement as such words and terms are defined in the Agreement. Except as expressly provided herein, the parties' respective rights, duties and obligations under the Agreement are modified and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

             E-TEK Dynamics, Inc.                  Rudolph & Sletten, Inc.

         By: ___________________                By: ______________________
             Tammy Karpol                           ______________________
             Corporate Facilities Manager           ______________________
                                                    [Print Name and Title]